EXHIBIT 1.1

                     HEALTH AND RETIREMENT PROPERTIES TRUST
                    (a Maryland real estate investment trust)



                         SUPPLEMENTAL PURCHASE AGREEMENT


                                                               February 18, 1998



MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
                    Incorporated
North Tower, 26th Floor
World Financial Center
New York, New York 10281-1209


Ladies and Gentlemen:

         Health and Retirement Properties Trust, a Maryland real estate investment trust (the "Company"), confirms its agreement with you with respect to the sale by the Company and the purchase by you of an additional $50,000,000 in aggregate principal amount (the "Additional Securities") of the Company's Remarketed Reset Notes due July 9, 2007 (the "Securities") set forth in Schedule I to the Purchase Agreement, dated July 2, 1997, between the Company and you (the "Purchase Agreement"). The Additional Securities are of the same series as the Securities and are referred to in the Supplemental Schedule I hereto. All provisions of the Purchase Agreement and the Remarketing Agreement, dated July 2, 1997, between the Company and you, apply to the Additional Securities, except as otherwise provided herein, and all references therein to the "Securities" or the "Notes" shall include the Additional Securities. The Officers' Certificate to be delivered pursuant to clause (c) of Section 5(d) of the Purchase Agreement shall refer to the representations and warranties set forth below.

         As of the date hereof, the Company represents and warrants to you as of the date hereof as follows:

                  1. At the time the Registration Statement became effective, the Registration Statement complied in all material respects with the requirements of the 1933 Act and



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         the  rules  and   regulations   under  the  1933  Act  (the  "1933  Act
         Regulations") and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or
         necessary  to  make  the  statements   therein  not   misleading.   The
         Prospectus, at the date hereof (unless the term "Prospectus" refers to a prospectus which has been provided to you by the Company for use in connection with the offering of the Securities which differs from the Prospectus on file at the Commission at the date of effectiveness of the Registration Statement, in which case at the time it is first provided to you for such use) and at the Closing Time referred to in
         Section 2 hereof, does not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection (i) shall not apply to those parts of the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by you expressly for use in the Registration Statement or the Prospectus.

                  2. The documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the "1934 Act Regulations"), and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective and at Closing Time, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  3. The Company is a Maryland real estate investment trust duly organized, validly existing and in good standing under the laws of the State of Maryland. Each of its subsidiaries has been duly organized and is validly existing as a corporation or trust in good standing under the laws of its jurisdiction of incorporation or organization. Each of the Company and its subsidiaries has full power and authority (corporate and other) to carry on its business as described in the Registration Statement and in the Prospectus and to own, lease and operate its properties.


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         Each of the Company and its  subsidiaries  is duly  qualified and is in good standing as a foreign corporation or trust, as the case may be, and is authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  4. The financial statements of the Company and its subsidiaries and, to the Actual Knowledge of the Company (as defined in paragraph (xii) of this Section 1(a)), of Marriott International, Inc. (the "Operator") and Government Properties Investors, Inc. ("GPI") and its consolidated subsidiaries, together with the related schedules and notes thereto, included or incorporated by reference in the Registration Statement and in the Prospectus, comply as to form in all material respects with the requirements of the 1933 Act. Such financial statements of the Company and, to the Actual Knowledge of the Company, of the Operator and GPI, together with the related schedules and notes thereto, present fairly the consolidated financial position, results of operations, shareholders' equity and changes in financial position of the foregoing entities at the respective dates or for the respective periods therein specified and have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied throughout the periods involved. The pro forma financial statements and other pro forma financial information (including the notes thereto) included or incorporated by reference in the Registration Statement and in the Prospectus (i) present fairly the information shown therein,
         (ii) have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and (iii) have been properly compiled on the basis described therein and the assumptions used in the preparation of such pro forma financial statements and other pro forma financial information (including the notes thereto) are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein. The adjusted pro forma financial statements and other adjusted pro forma financial information (including the notes thereto) included or incorporated by reference in the Registration Statement and in the Prospectus (i) present fairly the information shown therein and (ii) have been properly compiled on the basis described therein and the assumptions used in the preparation of such adjusted pro forma financial statements


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         and other adjusted pro forma financial information (including the notes
         thereto)  are   reasonable  and  the   adjustments   used  therein  are
         appropriate to give effect to the transactions or circumstances referred to therein.

                  5. The accountants who have certified the financial statements of the Company and its subsidiaries and, to the Actual Knowledge of the Company, of the Operator and its subsidiaries and of GPI and its subsidiaries, included or incorporated by reference in the Registration Statement and in the Prospectus are independent certified accountants as required by the 1933 Act. The statements included in or incorporated by reference in the Registration Statement and in the Prospectus with respect to such accountants pursuant to Rule 509 of Regulation S-K under the 1933 Act are true and correct in all material respects.

                  6. The Indenture has been duly qualified under the Trust Indenture Act of 1939 (the "1939 Act") and has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company enforceable in accordance with its terms, except as limited by (a) the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to or affecting the rights or remedies of creditors or (b) the effect of general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law.)

                  7. All of the issued and outstanding indebtedness of the Company is duly and validly authorized and issued; the Securities have been authorized by all necessary trust action and, when executed and authenticated in accordance with the provisions of the Indenture and delivered and paid for pursuant to this Agreement, will be valid and binding obligations of the Company enforceable in accordance with their terms, except as limited by (a) the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to or affecting the rights or remedies of creditors or (b) the effect of general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

                  8.  The   Securities   and  the   Indenture   conform  to  the
         descriptions   thereof  in  the  Registration   Statement  and  in  the
         Prospectus.

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                  9. Since the respective dates as of which information is given in the Prospectus, and except as otherwise disclosed therein, (i) there has been no material adverse change in the business, operations, earnings, prospects, properties or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole, or, to the Actual Knowledge of the Company, of the Advisor (as defined in paragraph (xii) of this Section 1(a)), in any case whether or not arising in the ordinary course of business, (ii) there have been no material transactions entered into by the Company and its subsidiaries, on a consolidated basis, other than transactions in the ordinary course of business, (iii) neither the Company nor its subsidiaries has incurred any material liabilities or obligations, direct or contingent,
         (iv) the Company and its subsidiaries, on a consolidated basis, have not, (A) other than regular quarterly dividends, declared, paid or made a dividend or distribution of any kind on any class of its shares of beneficial interest (other than dividends or distributions from wholly owned subsidiaries to the Company), (B) issued any shares of beneficial interest of the Company or any of its subsidiaries or any options, warrants, convertible securities or other rights to purchase the shares of beneficial interest of the Company or any of its subsidiaries (other than the issuance of common shares of beneficial interest ("Common
         Shares") upon conversion of certain convertible debentures of the Company or Common Shares to Nike Securities L.P. for deposit in a unit investment trust for which it acts as sponsor) or (C) repurchased or redeemed shares of beneficial interest, and (v) there has not been (A) any material decrease in the Company's net worth or (B) any material increase in the short-term or long-term debt (including capitalized lease obligations but excluding borrowings under existing bank lines of credit) of the Company and its subsidiaries, on a consolidated basis.

                  10. The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing


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         assets at  reasonable  intervals and  appropriate  action is taken with respect to any differences.

                  11. Except as otherwise disclosed in the Prospectus, neither the Company nor any of its subsidiaries nor, to the Actual Knowledge of the Company, the Advisor, is in violation of its respective charter or by-laws or other organizational documents or in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any other agreement, indenture or instrument to which the Company or any of its subsidiaries or, to the Actual Knowledge of the Company, the Advisor, is a party or by which any of their respective properties or assets may be bound or affected, except for any such violation that would not have a material adverse effect on the condition, financial or otherwise or in the respective earnings, business affairs or business prospects of the Company and its subsidiaries, taken as a whole. Neither the Company nor, to the Actual Knowledge of the Company, the Advisor, is in violation of any law, ordinance, governmental rule or regulation or court decree to which it is subject, except for any such violations that would not, individually or in the aggregate, have a material adverse effect on the business, operations, earnings, prospects, properties or condition (financial or otherwise) of any of the Company and its subsidiaries, taken as a whole.

                  12. Except as disclosed in the Registration Statement or in the Prospectus, there is not now pending or, to the knowledge of the Company, threatened, any litigation, action, suit or proceeding to which the Company or, to the actual knowledge of the Company (including without limitation, for purposes of this Agreement, its managing trustees) without independent inquiry (the "Actual Knowledge of the Company"), REIT Management & Research, Inc. (the "Advisor"), is or will be a party before or by any court or governmental agency or body, which
         (A) might result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company or (B) might materially and adversely affect the property or assets of the Company or (C) concerns the Company or, to the Actual Knowledge of the Company, the Advisor, and is required to be disclosed in the Prospectus, or (D) could adversely affect the consummation of this Agreement and the issuance, purchase and sale of the Securities. No contract or other document is required to be described in the Registration Statement or in the Prospectus


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         or to be filed as an exhibit to the Registration  Statement that is not described therein or filed as required.

                  13. The execution, delivery and performance by the Company of this Agreement, the issuance, offering and sale by the Company of the Securities as contemplated by the Registration Statement and by the Prospectus and the consummation of the transactions contemplated hereby and compliance with the terms and provisions hereof, will not violate or conflict with or constitute a breach of any of the terms or provisions of, or a default under, (i) the Amended and Restated Declaration of Trust (the "Declaration of Trust") or the By-laws of the Company or the charter or by-laws or other organizational documents of any subsidiaries of the Company or, to the Actual Knowledge of the Company, the respective charter or by-laws or other organizational documents of the Advisor, or (ii) except as disclosed in the Prospectus, any agreement, indenture or other instrument to which the Company or any of its subsidiaries or, to the Actual Knowledge of the Company, the Advisor, is a party or by which the Company or any of its subsidiaries or, to the Actual Knowledge of the Company, the Advisor or their respective properties or assets is bound, or (iii) any laws, administrative regulations or rulings or decrees to which the Company or any of its subsidiaries or, to the Actual Knowledge of the Company, the Advisor or their respective properties or assets may be subject.

                  14. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets is required for the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, the issuance, sale and delivery of the Securities pursuant to this Agreement, except such as have been obtained and such as may be required under foreign and state securities or "Blue Sky" laws.

                  15. Except as otherwise disclosed in the Registration Statement and in the Prospectus, the Company and each of its subsidiaries has good and marketable title or ground leases, free and clear of all liens, claims, encumbrances and restrictions, except liens for taxes not yet due and payable and other liens and encumbrances which do not, either individually or in the aggregate, materially and adversely

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         affect the current use or value  thereof,  to all  property  and assets described in the Registration Statement and in the Prospectus as being owned by them. Except as otherwise set forth in the Registration Statement or in the Prospectus, all leases to which the Company and each of its subsidiaries is a party relating to real property, and all other leases which are material to the business of the Company and its subsidiaries, taken as a whole, are valid and binding, and no default (to the Company's knowledge, in the case of leases to which the Company is a party as lessor, that would, individually or in the aggregate, have a material adverse effect on the business, operations, earnings, prospects, properties or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole) has occurred and is continuing thereunder, and the Company and each of its subsidiaries enjoys peaceful and undisturbed possession under all such leases to which it is a party as lessee. With respect to all properties owned or leased by the Company and each of its subsidiaries, the Company or such subsidiary has such documents, instruments, certificates, opinions and assurances, including without limitation, fee, leasehold owners or mortgage title insurance policies (disclosing no encumbrances or title exceptions which are material to the Company and its subsidiaries
         considered   as  a  whole,   except  as  otherwise  set  forth  in  the
         Registration Statement and in the Prospectus), legal opinions and property insurance policies in each case in form and substance as are usual and customary in transactions involving the purchase of similar real estate and are appropriate for the Company or such subsidiary to have obtained.

                  16. The Company and each of its subsidiaries owns, or possesses adequate rights to use, all patents, trademarks, trade names, service marks, copyrights, licenses and other rights necessary for the conduct of their respective businesses as described in the Registration Statement and in the Prospectus, and neither the Company nor any of its subsidiaries has received any notice of conflict with, or infringement of, the asserted rights of others with respect to any such patents, trademarks, trade names, service marks, copyrights, licenses and other such rights (other than conflicts or infringements that, if proven, would not have a material adverse effect on the business, operations, earnings, prospects, properties or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole), and neither the Company nor any of its subsidiaries knows of any basis therefor.


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                  17.  All  material  tax  returns  required  to be filed by the
         Company and each of its subsidiaries in any jurisdiction have been timely filed, other than those filings being contested in good faith, and all material taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due pursuant to such returns or pursuant to any assessment received by the Company or any of its subsidiaries have been paid, other than those being contested in good faith and for which adequate reserves have been provided.

                  18. Except for those matters which in the aggregate do not have a material adverse effect on the business, operations, earnings, prospects, properties or condition (financial or otherwise) of the Company and its subsidiaries taken as a whole, and except for Hazardous Materials (as defined below) or substances which are handled and/or disposed of in compliance with all applicable federal, state and local requirements, to the Company's knowledge, after due investigation, the real property owned, leased or otherwise operated by the Company and each of its subsidiaries in connection with the operation of their respective businesses, including, without limitation, any subsurface soils and ground water (the "Realty"), is free of contamination from any Hazardous Materials. To the Company's knowledge, after due investigation, the Realty does not contain any underground storage or treatment tanks, active or abandoned water, gas or oil wells, or any other underground improvements or structures, other than the foundations, footings, or other supports for the improvements located thereon which, based on present knowledge, could, in their present condition, reasonably be expected to presently cause a material detriment to or materially impair the beneficial use thereof by the Company or constitute or cause a significant health, safety or other environmental hazard to occupants or users thereof without regard to any special conditions of such occupants or users. The Company represents that, after due investigation, it has no knowledge of any material violation, with respect to the Realty, of any Environmental Law, or of any material liability on the part of the Company with respect to the Realty, resulting from the presence, use, release, threatened release, emission, disposal, pumping, discharge, generation or processing of any Hazardous Materials. As used herein, "Environmental Law" means any federal, state or local statute, regulation, judgment, order or authorization relating to emissions, discharges, releases or threatened releases of Hazardous Materials into ambient air, surface


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         water, ground water,  publicly-owned treatment works, septic systems or land,  or otherwise  relating to the  pollution or protection of public
         health  or  the  environment,   and  "Hazardous  Materials"  means  any
         substance, material or waste which is regulated by any federal, state or local government or quasi-government authority, which is defined, used or listed as a "hazardous waste", "hazardous substance", "toxic substance", "medical waste", "infectious waste" or other similar terms as defined or used in any Environmental Law, or any petroleum products,
         asbestos,   lead-based  paint,  polychlorinated  biphenyls,   flammable
         explosives or radioactive materials.

                  19. Each of the Company, its subsidiaries and, to the Actual Knowledge of the Company, the Advisor, has such permits, licenses, franchises and authorizations of governmental or regulatory authorities (together, "permits"), including, without limitation, under any applicable Environmental Law, as are necessary to own, lease and operate its properties and to engage in the business currently conducted by it, except such licenses and permits as to which the failure to own or possess will not in the aggregate have a material adverse effect on the business, operations, earnings, prospects, properties or condition (financial or otherwise) of the Company, and neither the Company nor, to the Actual Knowledge of the Company, the Advisor, has any reason to believe that any governmental body or agency is considering limiting, suspending or revoking any such license, certificate, permit, authorization, approval, franchise or right; each of the Company, its subsidiaries and, to the Actual Knowledge of the Company, the Advisor, has fulfilled and performed all of its obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such permit; and, except as described in the Registration Statement and in the Prospectus, such permits contain no restrictions that are materially burdensome to the Company or any of its subsidiaries.

                  20. To the knowledge of the Company, no labor problem exists or is imminent with employees of the Company or any of its subsidiaries that could have a material adverse effect on the business, operations, earnings, prospects, properties or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole.


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                  21.  Neither the Company nor any of its  subsidiaries  nor, to the knowledge of the Company, any officer, trustee or director purporting to act on behalf of the Company or any of its subsidiaries, has at any time: (i) made any contributions to any candidate for political office, or failed to disclose fully any such contributions, in violation of law; (ii) made any payment of funds to, or received or retained any funds from, any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law; or (iii) engaged in any transactions, maintained any bank accounts or used any corporate funds except for transactions, bank accounts and funds, which have been and are reflected in the normally maintained books and records of the Company and its subsidiaries.

                  22. All of the outstanding shares of beneficial interest of, or other ownership interests in, each of the Company's subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable, and, except as disclosed in the Registration Statement and in the Prospectus, are or will be owned by the Company free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature.

                  23. Except, as referred to or described in the Registration Statement and in the Prospectus, none of the subsidiaries of the Company owns any shares of stock or any other securities of any corporation or has any equity interest in any firm, partnership, association or other entity other than the issued capital shares of its subsidiaries, and the Company does not own, directly or indirectly, any shares of stock or any other securities of any corporation or have any equity interest in any firm, partnership, association or other entity other than the issued capital shares of its subsidiaries, except in each case for non-controlling positions acquired in the ordinary course of business.

                  24. Except as disclosed in the Registration Statement and in the Prospectus, there are no material outstanding loans or advances or material guarantees of indebtedness by the Company or any of its subsidiaries to or for the benefit of any of the officers, trustees or directors of the Company or any of its subsidiaries or any of the members of the families of any of them.

                  25. The Company and each of its subsidiaries maintains insurance, duly in force, with insurers of recognized financial responsibility; such insurance insures against such losses and risks as are adequate in accordance with customary industry practice to protect the Company and its subsidiaries and their respective businesses; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the business, operations, earnings, prospects, properties or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole, except as disclosed in or contemplated by the Registration Statement and by the Prospectus.

                  26. Neither the Company nor any of its officers and directors (as defined in the 1933 Act Regulations) has taken or will take, directly or indirectly, prior to the termination of the offering contemplated by this Agreement, any action designed to stabilize or manipulate the price of any security of the Company, or which has caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

                  27. Neither the Company nor any of its subsidiaries is an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act"), or an "investment adviser" as such term is defined in the Investment Advisers Act of 1940, as amended.

                  28. The Company is organized in conformity with the requirements for qualification, and, as of the date hereof the Company operates, and as of Closing Time the Company will operate, in a manner that qualifies the Company as a "real estate investment trust" under the Internal Revenue Code of 1986, as amended (the "Code"), and the rules and regulations thereunder, for 1997 and subsequent years. The Company qualified as a real estate investment trust under the Code for each of its taxable years from 1987 through 1997.

                  29. No default exists, and no event has occurred which, with notice or lapse of time or both, would constitute a default in the due performance and observance of any term, covenant or condition of any indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their respective properties is bound or may be affected, except such defaults which, singly or in the aggregate, would not have a material adverse effect on the business, operations, earnings, prospects, properties or condition (financial or otherwise) of the Company and its subsidiaries, considered as a whole, except as disclosed in the Registration Statement and in the Prospectus.

                  30. The Advisory Agreement, dated as of January 1, 1998, between the Company and the Advisor (the "Advisory Agreement"), has been duly authorized, executed and delivered by the parties thereto and constitutes the valid agreement of the parties thereto, enforceable in accordance with its terms, except as limited by (a) the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to or affecting the rights or remedies of creditors or (b) the effect of general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

                             SUPPLEMENTAL SCHEDULE I


Company:                          Health and Retirement Properties Trust



Underwriter:                      Merrill Lynch & Co.,  Merrill Lynch,  Pierce,
                                  Fenner & Smith Incorporated ("Merrill Lynch")



Purchase Agreement Dated:         July 2, 1997

Registration Statement No.:       333-26887

Indenture:                        Indenture  dated  as  of  July  9,  1997  and
                                  Supplemental  Indenture  dated  as of July 9,
                                  1997,   both  between  the  Company  and  the
                                  Trustee, and the Supplemental Indenture dated as of February 23, 1998 between the Company and the Trustee

Trustee:                          State Street Bank and Trust Company

Title of Securities:              Remarketed  Reset Notes due July 9, 2007 (the
                                  "Securities")

Currency:                         United States Dollars

Aggregate Principal Amount:       $50,000,000

Current Ratings:                  Moody's   Investors   Service,   Inc.:  Baa2;
                                  Standard  &  Poor's  Ratings  Services:  BBB;
                                  Fitch Investors Service, L.P.: BBB+

Price to Public:                  100.00245  of  the  principal  amount  of the
                                  Securities    plus   accrued    interest   of
                                  $383,838.13

Purchase Price:                   99.85245%  of  the  principal  amount  of the
                                  Securities    plus   accrued    interest   of
                                  $383,838.13



Gross Spread:                     0.15%  for  the  initial  Remarketing  Period
                                  0.075%   per   annum   for  each   additional
                                  Remarketing Period



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


Day Basis:                        Actual/360 for Floating Rate Mode; 30/360 for
                                  Fixed Rate Mode

Form:                             Global Note

Maturity:                         July 9, 2007

Initial Spread Period:            The one-year  period  commencing July 9, 1997
                                  and ending July 9, 1998 during which the interest rate on the Securities will be reset quarterly and will equal LIBOR (as defined) plus 0.45%

Initial Interest Rate:            LIBOR (as  defined)  plus 0.45% until July 9,
                                  1998
Initial Interest
  Payment Dates:                  Quarterly  on  October  9,  1997,  January 9,
                                  1998,  April 9, 1998,  and July 9, 1998;  the
                                  interest rate on the Securities will be reset quarterly and will be payable in arrears until July 9, 1998

Duration/Mode
  Determination Date:             After  the   Initial   Spread   Period,   the
                                  character  and duration of the interest  rate
                                  on the  Securities as well as the  redemption
                                  type   (either   Par   Redemption,    Premium
                                  Redemption or Make-Whole  Redemption) will be
                                  agreed to by the Company and the  Remarketing
                                  Underwriter on each applicable  Duration/Mode
                                  Determination   Date,   which   is  the  15th
                                  calendar date prior to the first date of each Subsequent Spread Period

Subsequent Spread Period:         Determined  by agreement  between the Company
                                  and  the   Remarketing   Underwriter  on  the
                                  applicable Duration/Mode  Determination Date.
                                  Each Subsequent Spread Period will
                                  last for  either one year,  two years,  three
                                  years,  four years,  five  years,  six years,
                                  seven  years,  eight  years or nine years (or
                                  any  integral  multiple  of six  months)  but
                                  cannot   exceed  the  maturity  date  of  the
                                  Securities


Interest Rate During
  Subsequent Spread Periods:      If the  Securities  are in the Floating  Rate
                                  Mode,  interest  will  equal  LIBOR  plus the
                                  applicable   Spread,  as  agreed  to  by  the
                                  Company and the Remarketing Underwriter; if the Securities are in the Fixed Rate Mode, interest will equal the applicable Spread plus the comparable Treasury rate

Subsequent Spread:                Determined    by   agreement    between   the
                                  Remarketing Underwriter and the Company to result in a rate which will enable 100% of tendered Securities to be remarketed

Alternate Spread:                 The   percentage   equal  to  LIBOR  for  the
                                  Quarterly    Period    beginning    on    the
                                  Commencement  Date of the  Subsequent  Spread
                                  Period

Redemption:                       On or after July 9, 1998,  the Securities may
                                  be  redeemable,  in  whole  or  part,  at the
                                  option  of  the  Company  on  those  Interest
                                  Payment   Dates   that   are   specified   as
                                  redemption   dates  by  the  Company  on  the
                                  applicable Duration/Mode  Determination Date;
                                  the redemption type (either Par Redemption, Premium Redemption or Make-Whole Redemption) will be agreed to by the Company and the Remarketing Underwriter on each applicable
                                  Duration/Mode Determination Date

Sinking Fund Provisions:          None

Definitions and Other
  Provisions:                     As per  Prospectus  Supplement  dated July 2,
                                  1997 and  Supplement  thereto dated  February
                                  18, 1998

Closing Date, Time and
  Location:                       February 23,  1998,  9:00 a.m. at the offices
                                  of  Sullivan  &  Worcester,  LLP  in  Boston,
                                  Massachusetts

                  If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between you and the Company in accordance with its terms.


                                    Very truly yours,

                                    HEALTH AND RETIREMENT PROPERTIES TRUST



                                    By /s/ Ajay Saini
                                            Name: Ajay Saini
                                            Title: Chief Financial Officer




CONFIRMED AND ACCEPTED, as of the date first above written:

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
                    Incorporated



By /s/
         Name:
         Title: